UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2004

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Science Park New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 773-1450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

On June 30, 2004, Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issued to the holder (the "Investor") of the Company's Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), (i) 190,000 shares of Series A Preferred Stock, upon exercise by the Investor of a warrant, and (ii) an additional warrant to purchase 261,500 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an exercise price of $4.17 per share.  The exercise of the warrant by the Investor resulted in gross proceeds to the Company of $4.3 million.

On June 29, 2004, the Company also entered into a letter agreement with the Investor pursuant to which the parties agreed that the Investor would not convert any of its Series A Preferred Stock or exercise or convert any other security such that after the exercise or conversion it would hold in excess of 9.99% of the Company's Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 13, 2004	GENAISSANCE PHARMACEUTICALS, INC.

	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer